UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

Par Pacific Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(281) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Unit Purchase Agreement

On June 14, 2016 (the “Execution Date”), a wholly owned subsidiary (the “Buyer”) of Par Pacific Holdings, Inc. (the “Company”) entered into a unit purchase agreement (the “Purchase Agreement”) among the Buyer, Black Elk Refining, LLC, a Delaware limited liability company (the “Seller”), and solely for the limited purposes set forth in the Purchase Agreement, the Company. Pursuant to the Purchase Agreement, the Buyer will purchase from the Seller all of the issued and outstanding units representing the membership interests (the “Purchased Units”) in Hermes Consolidated, LLC, a Delaware limited liability company doing business as Wyoming Refining Company (“Wyoming Refining Company”), and indirectly Wyoming Refining Company’s wholly owned subsidiary, Wyoming Pipeline Company LLC, a Wyoming limited liability company (“Wyoming Pipeline Company” and together with Wyoming Refining Company, the “Target Companies”). The Target Companies own, operate and use a crude oil refinery located in Newcastle, Wyoming (the “Refinery”), and certain associated pipeline assets and refined products terminals.

Set forth below are certain material terms of the Purchase Agreement:

Purchase Price: Buyer has agreed to purchase the Purchased Units for $271.4 million (the “Purchase Price”), payable in cash at the closing of the Purchase Agreement, minus adjustments for existing funded indebtedness of the Target Companies which remain outstanding following the Closing, agreed upon severance obligations owed to certain employees of the Target Companies and transaction costs incurred by the Target Companies on behalf of the Seller.

Deposit: As consideration for the Seller’s entry into the letter intent with respect to the transactions contemplated by the Purchase Agreement (the “Acquisition”), the Company made a deposit against the Purchase Price of $5.0 million (the “Deposit”). The Deposit will be returned to the Buyer in the event that the Purchase Agreement is terminated (i) by the mutual agreement of the parties thereto, (ii) in the event of a breach by the Seller of its covenant to operate the business of the Target Companies in the ordinary course between the Execution Date and the closing of the Purchase Agreement, (iii) in the event that the Buyer is unable to close the senior secured term loan facility described below under the heading “Debt Financing Commitment”, (iv) by either the Buyer or the Seller as a result of the failure of its respective closing conditions relating to (1) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) the existence of certain third-party proceedings, or (3) the existence of a restraining order, injunction or other order that seeks to restrain or prohibit the Acquisition.

Closing Conditions: The closing of the Purchase Agreement is subject to certain customary closing conditions, including obtaining the necessary consents and approvals to the purchase of the Purchased Units and no material adverse effect on the business and operations of the Target Companies since the Execution Date. The Buyer’s obligation to consummate the Acquisition is also conditioned upon the Buyer having secured financing in the form of (i) a registered offering of subscription rights to purchase newly-issued shares of common stock and (ii) a registered offering of notes convertible into shares of common stock. The closing of the Purchase Agreement is expected to take place in mid-July 2016. The parties have agreed to an outside date for closing of July 20, 2016, after which either party may terminate the Purchase Agreement.

Representations, Warranties and Covenants: The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type.

Indemnification:

The representations and warranties made by the parties in the Purchase Agreement survive for a period ending on December 31, 2016. The special representations, including representations related to organization, qualification and power, authority and enforceability, capitalization of the Target Companies and brokers, survive indefinitely. The covenants and agreements of the parties pertaining to the pre-closing period survive until the closing (except as explicitly provided for in the Purchase Agreement), and the covenants and agreements of the parties pertaining to the post-closing period survive until the full performance of such covenants and agreements (except as explicitly provided for in the Purchase Agreement).

The Seller agreed to indemnify Buyer for claims and losses arising out of or related to breaches of representations, warranties and covenants of the Seller in the Purchase Agreement, certain taxes and certain matters related to the Wyoming Refining Company’s products pipeline. In addition, the Seller will indemnify the Buyer for the value of a reduction in the hydrocarbon inventory of the Target Companies between May 31, 2016 and the closing (such amount, the “Inventory Balance”), subject to a $100,000 threshold for any such claim. The Buyer agreed to indemnify the Seller for claims and losses arising out of or related to breaches of representations, warranties and covenants of Buyer in the Purchase Agreement, the ownership of the Purchased Units and the Target Companies and their assets, in each case after the closing date, the obligations of Buyer with respect to certain employees of the Target Companies that perform services for the Buyer or the Target Companies following the closing and certain guarantees of the Seller with respect to crude oil purchase contracts.

The Buyer may not make a claim for indemnification against the Seller for breaches of representations or warranties unless such claim has a value in excess of $100,000. No claims for indemnification for breaches of representations or warranties can be made unless the aggregate amount of all claims and losses, excluding claims less than the minimum amount specified above, exceeds 1.0% of the Purchase Price. The maximum amount that the Seller will be required to pay in respect to claims for indemnification with respect to breaches of representations or warranties is $5.0 million. Claims related to each party’s special representations and warranties related are not subject to the limitations enumerated above. To secure the Seller’s indemnification obligations under the Purchase Agreement, the Seller will retain an amount equal to $5.0 million plus the Buyer’s good faith estimate of the Inventory Balance in a segregated account, free and clear of all liens, until the later of (i) December 31, 2016, and (ii) the date that the last claim for indemnification then pending under the Purchase Agreement has been paid in full or fully and finally resolved by agreement of the parties or by final, non-appealable court order, subject to certain exceptions for the early release of such amount.

Non-Solicitation and Non-Competition.

In connection with the closing of the Acquisition, pursuant to the Purchase Agreement, the Seller and certain members of the Seller (collectively, the “Restricted Parties”) will enter into a restrictive covenants and transaction closing agreement pursuant to which such parties agree, among other things, that for a period of three years after the closing, the Restricted Parties may not, and may not permit any of their respective affiliates to (i) engage in the business of owning, operating and using a refinery and related assets within a 150-mile radius of Newcastle, Wyoming, (ii) solicit any employees of the Buyer, the Target Companies or their respective affiliates, or (iii) solicit or call on any customers of the business of the Target Companies, subject to limited exceptions provided for therein.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Debt Financing Commitment

In connection with its entry into the Purchase Agreement, the Company obtained a commitment letter from certain third party lenders for a senior secured term loan facility equal to $65 million (the “Acquisition Facility”), the proceeds of which will be used to finance the Acquisition.

The commitment of the lenders to fund the loans under the Acquisition Facility is subject to customary conditions precedent including: (i) execution of satisfactory loan documents, (ii) payment of fees, (iii) satisfaction of the lenders with financial, tax and structuring information, (iv) no material adverse change and (v) the consummation of the Acquisition.

The Company expects that the loans under the Acquisition Facility will bear interest at a rate equal to LIBOR plus (i) 9.5% if paid in cash or (ii) 13% if paid in kind (“PIK”); provided that (a) LIBOR will not be less than 1% and (b) the election to PIK may not be made more than 12 quarters during the life of the Acquisition Facility.

The Company expects the Acquisition Facility to have a maturity date of five years after funding and to be subject to a prepayment premium for the first two years in an amount equal to the remaining cash interest payments due through the second anniversary of the closing. Thereafter, the loans may be prepaid at par unless a change of control occurs, in which case the loans will be payable at 101% of par.

The Company expects that the Acquisition Facility will contain certain affirmative and negative covenants which may restrict our ability to, among other things, incur indebtedness, make distributions and make capital expenditures.

The Company expects the Acquisition Facility to contain a maximum leverage ratio (testing the debt to EBITDA of Par Wyoming Holdings, LLC and its subsidiaries).

Bridge Note Financing Commitment

The Company also entered into a bridge note commitment letter (the “Bridge Note Commitment Letter”) with EGI Investors, L.L.C., Highbridge International LLC and Highbridge Tactical Credit & Convertibles Master Fund, L.P. (the

“Bridge Lenders”), pursuant to which the Bridge Lenders have committed to purchase convertible subordinated bridge notes (the “Bridge Notes”) from the Company. The Bridge Notes will provide the Company with immediate liquidity in the event that the Company is unable to commence and close a rights offering prior to the closing of the Acquisition. The Bridge Notes will be issued simultaneously with the closing of the Acquisition if the Company has not already closed a rights offering prior to such date.

The Company will pay each of the Bridge Lenders a fee in the amount of 5.0% of their respective commitments in connection with the execution of the Bridge Note Commitment Letter.

Set forth below are certain of the material terms of the Bridge Note Commitment Letter and the Bridge Notes, if issued:

Bridge Notes: $52.5 million aggregate principal amount of 2.50% Convertible Subordinated Bridge Notes.

Maturity: 90 days following the issuance of the Bridge Notes (the “Maturity Date”), unless earlier prepaid or converted, provided that the Company may elect to extend, in consideration for the payment of 0.25% of the aggregate principal amount of the Bridge Notes, the Maturity Date for an additional 30 days in the event that a Rights Offering (as defined in the Bridge Note Commitment Letter) has not been consummated by the Maturity Date.

Conversion: The Bridge Notes will be mandatorily convertible into shares of the Company’s common stock, par value $0.01 (the “Common Stock”) upon the earlier of (i) the closing of the Rights Offering or (ii) the Maturity Date. The conversion rate for the Bridge Notes will be equal to the exercise price of the subscription rights issued in the Rights Offering, which will be set by the Company’s board of directors.

Covenants. The Bridge Notes will not contain any negative covenants restricting the Company’s ability to incur indebtedness or pay dividends.

Rights Offering Proceeds. The Company will use all net proceeds from a Rights Offering to reduce the amount of Bridge Notes to be issued if consummated prior to the issuance of the Bridge Notes or to prepay or repay the Bridge Notes after their issuance. Any unpaid amounts of Bridge Notes (including accrued but unpaid interest) after the payment of all net proceeds from a Rights Offering will be satisfied through the conversion of the Bridge Notes into shares of common stock

The foregoing description of the Bridge Note Commitment Letter is qualified in its entirety by reference to the Bridge Note Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Back-Up Convertible Note Commitment

The Company also entered into a back-up convertible note commitment letter (the “Convertible Note Commitment”) with Highbridge International LLC, Highbridge Tactical Credit & Convertibles Master Fund, L.P. and funds managed on behalf of Whitebox Advisors, LLC (collectively, the “Back Up Convertible Note Purchasers ”), pursuant to which the Back Up Convertible Note Purchasers have committed to purchase $100 million aggregate principal amount of the Company’s senior unsecured convertible notes due 2021 (the “Convertible Notes”), which will be issued in a private offering pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

The Convertible Notes will be issued on substantially the terms and conditions set forth in the Convertible Note Commitment. The obligations of the Back Up Convertible Note Purchasers to purchase Convertible Notes will automatically terminate in the event that the Company is able to sell at least $100 million in aggregate principal amount of Convertible Notes on or before July 1, 2016, provided that the Back Up Convertible Note Purchasers shall each be allocated the opportunity to purchase at least $32,500,000 of such other Convertible Notes.

The foregoing description of the Convertible Note Commitment is qualified in its entirety by reference to the Convertible Note Commitment, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 8.01 Other Events

Financial Information

This Current Report on Form 8-K provides certain financial information with respect to Wyoming Refining Company. The (i) audited consolidated financial statement of Hermes Consolidated, LLC and Subsidiary as of and for the year ended December 31, 2015, and the related notes thereto, together with the report of Deloitte & Touche, LLP, independent auditors, concerning those statements and related notes, are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein and (ii) the unaudited condensed consolidated financial statements of Hermes Consolidated, LLC and Subsidiary as of March 31, 2016 and for the three months ended March 31, 2016 and 2015, and the related notes thereto, are attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing and certain of the exhibits hereto contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected consummation of the Acquisition, the financing of the consideration due pursuant to the terms of the Purchase Agreement and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this Current Report on Form 8-K. Although the Company believes that all such statements contained in this Current Report on Form 8-K are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of the Company’s control that could affect the Company’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this Current Report on Form 8-K. Please refer to the Company’s filings with the SEC for additional discussion of risks and uncertainties that may affect the Company’s actual future results. The Company undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Unit Purchase Agreement, dated as of June 14, 2016, between Par Wyoming, LLC and Black Elk Refining, LLC*

10.1	Bridge Note Commitment Letter dated as of June 14, 2016, among Par Pacific Holdings, Inc., EGI Investors, L.L.C., Highbridge International LLC and Highbridge Tactical Credit & Convertibles Master Fund, L.P.

10.2	Back-Up Convertible Note Commitment dated as of June 14, 2016, among Par Pacific Holdings, Inc., Highbridge International LLC, Highbridge Tactical Credit & Convertibles Master Fund, L.P. and funds managed on behalf of Whitebox Advisors, LLC

23.1	Consent of Deloitte & Touche, LLP

99.1	Audited consolidated financial statement of Hermes Consolidated, LLC and Subsidiary as of and for the year ended December 31, 2015

99.2	Unaudited condensed consolidated financial statements of Hermes Consolidated, LLC and Subsidiary as of March 31, 2016 and for the three months ended March 31, 2016 and 2015

*	Schedules and similar attachments to the Unit Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: June 14, 2016	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel